 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1997

                                               REGISTRATION NO. 333--15649
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
   FIRST CHICAGO NBD CORPORATION          FIRST CHICAGO NBD CAPITAL I
    (EXACT NAME OF REGISTRANT AS          FIRST CHICAGO NBD CAPITAL II
     SPECIFIED IN ITS CHARTER)           FIRST CHICAGO NBD CAPITAL III
                                          FIRST CHICAGO NBD CAPITAL IV
                                       (EXACT NAME OF EACH REGISTRANT AS
                                       SPECIFIED IN ITS TRUST AGREEMENT)
              DELAWARE                                DELAWARE
  (STATE OR OTHER JURISDICTION OF          (STATE OR OTHER JURISDICTION OF
   INCORPORATION OR ORGANIZATION)          INCORPORATION OR ORGANIZATION)
             38-1984850                        EACH TO BE APPLIED FOR
  (I.R.S. EMPLOYER IDENTIFICATION      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
              NUMBER)

                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670
                                 312-732-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               ROBERT A. ROSHOLT
           EXECUTIVE VICE PRESIDENT AND PRINCIPAL FINANCIAL OFFICER
                         FIRST CHICAGO NBD CORPORATION
                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670
                                 312-732-3209
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:

                                                 RICHARD T. PRINS, ESQ.
                                                  JOHN W. OSBORN, ESQ.
      SHERMAN I. GOLDBERG, ESQ.           SKADDEN, ARPS, SLATE, MEAGHER & FLOM
    FIRST CHICAGO NBD CORPORATION                         LLP
  ONE FIRST NATIONAL PLAZA, CHICAGO,      919 THIRD AVENUE, NEW YORK, NEW YORK
            ILLINOIS 60670                               10022
                                ---------------
  Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                        PROPOSED       PROPOSED
                                                        MAXIMUM        MAXIMUM
                                         AMOUNT TO   OFFERING PRICE   AGGREGATE       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED*  BE REGISTERED    PER UNIT    OFFERING PRICE REGISTRATION FEE
---------------------------------------------------------------------------------------------------
      Preferred securities of
       First Chicago NBD Capi-
       tal I..................              (1)           (2)            (1)             N/A
---------------------------------------------------------------------------------------------------
      Preferred securities of
       First Chicago NBD Capi-
       tal II.................              (1)           (2)            (1)             N/A
---------------------------------------------------------------------------------------------------
      Preferred securities of
       First Chicago NBD Capi-
       tal III................              (1)           (2)            (1)             N/A
---------------------------------------------------------------------------------------------------
      Preferred securities of
       First Chicago NBD Capi-
       tal IV.................              (1)           (2)            (1)             N/A
---------------------------------------------------------------------------------------------------
      Guarantees by First Chi-
       cago NBD Corporation of
       the above-referenced
       preferred securities...              (3)           (3)            (3)             N/A
---------------------------------------------------------------------------------------------------
      Subordinated debt securi-
       ties of First Chicago
       NBD Corporation........              (1)           (2)            (1)             N/A
---------------------------------------------------------------------------------------------------
       Total..................         $300,000,000       N/A        $300,000,000      $90,910(4)

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(1) In no event will the aggregate initial offering price of the preferred securities of First Chicago NBD Capital I, First Chicago NBD Capital II, First Chicago NBD Capital III, and First Chicago NBD Capital IV (collectively, the "Trusts") issued under this Registration Statement exceed $300,000,000, exclusive of accrued interest and dividends, if any. A like amount of Subordinated Debt Securities may be issued and sold by First Chicago NBD Corporation ("FCN") to any of the Trusts, in which event such Subordinated Debt Securities may later be distributed for no additional consideration to the holders of the preferred securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.
(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.
(3) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back up undertakings, comprising the obligations of FCN to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of FCN as set forth in the Amended and Restated Declaration of Trust of each Trust and the Subordinated Indenture in each case as further described in the Registration Statement. The Guarantee, when taken together with FCN's obligations under the Subordinated Debt Securities, the Subordinated Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by FCN of payments due on the Preferred Securities. No separate consideration will be received for any Guarantee or such back up obligations.

(4) $304 of which has previously been paid.

*  The securities are also being registered for the purpose of market making.

                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

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


               SUBJECT TO COMPLETION, DATED JANUARY 16, 1997

PROSPECTUS

                         FIRST CHICAGO NBD CORPORATION
                          SUBORDINATED DEBT SECURITIES

                                  ----------
                          FIRST CHICAGO NBD CAPITAL I
                          FIRST CHICAGO NBD CAPITAL II
                         FIRST CHICAGO NBD CAPITAL III
                          FIRST CHICAGO NBD CAPITAL IV

                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                         FIRST CHICAGO NBD CORPORATION

                                  ----------
  First Chicago NBD Corporation ("FCN" or the "Company"), a Delaware corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

  First Chicago NBD Capital I, First Chicago NBD Capital II, First Chicago NBD Capital III and First Chicago NBD Capital IV (each, an "FCN Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective FCN Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the FCN Capital Trusts out of moneys held by each of the FCN Capital Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by FCN to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. FCN's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to certain other indebtedness of FCN, as may be described in the Prospectus Supplement. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a FCN Capital Trust, or a trustee of such FCN Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such FCN Capital Trust. The Subordinated Debt Securities purchased by an FCN Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such FCN Capital Trust as may be described in an accompanying Prospectus Supplement. The Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

  Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any FCN Capital Trust, the terms of which will mirror the terms of the Subordinated Debt Securities held by the FCN Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of FCN, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of FCN. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities. (Continued on next page)

                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------
    THE SECURITIES  OFFERED HEREBY ARE  NOT DEPOSITS OR SAVINGS  ACCOUNTS AND
     ARE NOT INSURED  BY THE FEDERAL DEPOSIT  INSURANCE CORPORATION OR ANY
       OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                The date of this Prospectus is      , 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  If as set forth in the applicable Prospectus Supplement, the Corporation has the right to defer payments of interest on a series of Subordinated Debt Securities by extending the interest payment period of such series of Subordinated Debt Securities, distributions on the corresponding series of Preferred Securities will also be deferred.

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to purchasers of the Offered Securities.

  FCN and/or each of the FCN Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of FCN and/or any FCN Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

  This Prospectus and the related Prospectus Supplement may be used by direct or indirect subsidiaries of FCN in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

  This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FCN, ANY FCN CAPITAL TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FCN OR ANY FCN CAPITAL TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

  IN CONNECTION WITH THE OFFERING OF CERTAIN OF THE OFFERED SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by FCN and the FCN Capital Trusts with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company, the FCN Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

  FCN is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information concerning FCN can be inspected and copied at prescribed rates at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the SEC's Public Reference Section at prescribed rates. If available, such reports and other information may also be accessed through the SEC's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the SEC's home page on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the following stock exchanges on which certain of the Company's securities are listed: the New York Stock Exchange, 20 Broad Street, New York, New York; the Pacific Stock Exchange, 301 Pine Street, San Francisco, California; and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

  No separate financial statements of any of the FCN Capital Trusts have been included herein. FCN does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the FCN Capital Trusts will be owned, directly or indirectly, by FCN, a reporting company under the Exchange Act, (ii) each of the FCN Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such FCN Capital Trust and investing the proceeds thereof in Subordinated Debt Securities issued by FCN, and (iii) FCN's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each of the FCN Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each Trust, the guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

  The FCN Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The FCN Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the SEC pursuant to Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

    (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    (b) the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

    (c) the Company's Current Reports on Form 8-K dated January 16, 1996, January 26, 1996, April 15, 1996, June 6, 1996, June 27, 1996, July 15,
  1996, October 15, 1996, January 13, 1997 and January 15, 1997.

  All documents filed by FCN pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  FCN will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670, Attention:
Investor Relations (312) 732-4812.

                         FIRST CHICAGO NBD CORPORATION

GENERAL

  The Company is a multi-bank holding company registered under the Bank Holding Company Act, as amended, which was incorporated under the laws of the State of Delaware in 1972. The Company is the surviving corporation resulting from the merger, effective December 1, 1995, of First Chicago Corporation, a Delaware corporation and registered bank holding company, with and into NBD Bancorp, Inc., a Delaware corporation and registered bank holding company. Through its bank subsidiaries, the Company provides consumer and corporate banking products and services. The Company's lead bank is The First National Bank of Chicago ("FNBC"). The Company also is the parent corporation of NBD Bank (Michigan), American National Bank and Trust Company of Chicago ("ANB"), FCC National Bank ("FCCNB") and NBD Bank, N.A. (Indiana) ("NBD Indiana").

  The Company directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

  The Company is a legal entity separate and distinct from the Company's banking subsidiaries (the "Banks") and the Company's other affiliates. There are various legal limitations on the extent to which the Company's Banks may extend credit, pay dividends or otherwise supply funds to the Company. Dividend payments by national banks such as FNBC, ANB, NBD Indiana and FCCNB are limited to the lesser of (i) the level of "undivided profits then on hand" less the amount of bad debts, as defined, in excess of the allowance for credit losses and (ii) absent regulatory approval, an amount not in excess of "net profits" for the current year combined with "retained net profits" for the preceding two years. As of January 1, 1996, the Banks could have declared additional dividends of approximately $1.2 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator's opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of the Company and its bank and non-bank subsidiaries.

  Under the longstanding policy of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, the Company may be required to commit resources to the Banks in circumstances where it might not otherwise do so.

  Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Subordinated Debt Securities and the Preferred Securities Guarantees, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

  The Company's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                   YEAR ENDED DECEMBER 31,      NINE MONTHS
                                   ------------------------ ENDED SEPTEMBER 30,
                                   1995 1994 1993 1992 1991        1996
                                   ---- ---- ---- ---- ---- -------------------
Earnings to Fixed Charges:
  Excluding interest expense on
   deposits....................... 1.8x 2.2x 3.0x 1.3x 1.6x        2.1x
  Including interest expense on
   deposits....................... 1.4x 1.6x 1.8x 1.1x 1.1x        1.5x

                                  THE TRUSTS

  Each of First Chicago NBD Capital I, First Chicago NBD Capital II, First Chicago NBD Capital III and First Chicago NBD Capital IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor"), and the FCN Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each FCN Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3 percent of the total capital of each FCN Capital Trust. Each FCN Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each FCN Capital Trust's business and affairs will be conducted by the trustees (the "FCN Capital Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the FCN Capital Trustees of a FCN Capital Trust. The duties and obligations of the FCN Capital Trustees shall be governed by the Declaration of such FCN Capital Trust. Each FCN Capital Trust will have one or more FCN Capital Trustees who are employees or officers of or affiliated with the Company (the "Regular Trustees"). One FCN Capital Trustee of each FCN Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one FCN Capital Trustee of each FCN Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the FCN Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. No amendment or modification may be made to the Declaration which would adversely affect the powers, preferences or special rights of the Trust Securities without the approval in majority in liquidation amount of the Trust Securities. If any such amendment or modification would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or modification and such amendment or modification shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Chase Manhattan Bank Delaware will be the Delaware Trustee. The Delaware Trustee serves in a similar capacity under declarations of trust for two other statutory business trusts formed under Delaware law and sponsored by the Company. In addition, the Delaware Trustee serves as trustee for senior debt securities of the Company issued under an Indenture originally dated as of April 1, 1986. The office of the Delaware Trustee for each FCN Capital Trust in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each FCN Capital Trust shall be c/o First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670.

                                USE OF PROCEEDS

  Each FCN Capital Trust will use all proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from FCN. FCN intends to use the net proceeds from the sale of the Subordinated Debt Securities for general corporate purposes, including the funding of investments in, or extensions of credit to, the Company's subsidiaries. Except as described in the applicable Prospectus Supplement, specific allocations of the proceeds to such purposes have not been made, although FCN management will have determined at the date of the applicable Prospectus Supplement that funds should be borrowed at that time. Pending the uses described above, the Company may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of the Company and the financial needs of its subsidiaries, FCN anticipates that it will, on a recurrent basis, engage in additional financings in character and amount to be determined.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

  Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

  The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee appointed thereby (each, a "Supplemental Indenture").

  In the event Subordinated Debt Securities are issued to an FCN Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such FCN Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such FCN Capital Trust as described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a FCN Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such FCN Capital Trust.

  Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms:
(1) the specific designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued; (4) the date or dates on which the principal of and premium, if any, on such Subordinated Debt Securities will be payable and the right, if any, to extend such date or dates; (5) the rate or rates (which may be fixed or variable), if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part; (9) the right and/or obligation, if any, of FCN to redeem or purchase such Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option at the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities shall be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;
(10) the terms and conditions, if any, upon which the Subordinated Debt Securities may be converted into shares of the common stock of FCN, including the conversion price and the circumstances, if any, under which such conversion price and the circumstances, if any, under which such conversion right shall expire; (11) the terms of subordination; (12) the form of such Subordinated Debt Securities; and (13) any other specific terms of the Subordinated Debt Securities.

  If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

  The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving FCN that may adversely affect such holders.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

  Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest, if any, may be made at the option of the Company (i) by check mailed to the address of the person entitled thereto as it appears in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Security Register.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

  The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SUBORDINATION

  The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company (which may include both senior and subordinated indebtedness for money borrowed) to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

  The Company has covenanted, that it will not, and will not permit any subsidiary of the Company to,(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FCN's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debt Securities (other than (a) dividends or distributions in common stock of FCN, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to Trust Securities issued by the FCN Capital Trust holding the Subordinated Debt Securities, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (e) obligations under any dividend reinvestment and stock purchase plan), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Subordinated Debt Securities are held by an FCN Capital Trust, the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to such FCN Capital Trust or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture with respect to the Subordinated Debt Securities and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing.


  In the event Subordinated Debt Securities are issued to an FCN Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities of such FCN Capital Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities of such FCN Capital Trust, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate such FCN Capital Trust, except upon prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies of the Federal Reserve Board and (a) in connection with a distribution of Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the FCN Capital Trust or (b) in connection with certain mergers consolidations or amalgamations permitted by the Declaration of such FCN Capital Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Declaration of such FCN Capital Trust to cause such FCN Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

LIMITATION ON MERGERS AND SALES OF ASSETS

  The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall expressly assume the obligations of the Company under the Indenture and (b) after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

  The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

    (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

    (c) default by the Company in the performance, or breach, in any material respect of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

    (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

    (e) any other Event of Default provided with respect to a particular series of Subordinated Debt Securities as described in the related Prospectus Supplement.




  The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

  The Indenture provides that if an Event of Default with respect to any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of such series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities of such series to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium, if any, on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series then outstanding.

  The holders of a majority in principal amount of the Subordinated Debt Securities of any series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture with respect to such series, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Indenture also provides that notwithstanding any other provision of the Indenture, the holder of any Subordinated Debt Security of any series, shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Subordinated Debt Security on the Stated Maturity (as defined in the Indenture) or upon repayment or redemption of such Subordinated Debt Security and that such right shall not be impaired without the consent of such holder. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any Supplemental Indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) change the fixed maturity of any Subordinated Debt Securities, or reduce the principal amount thereof (including in the case of a discounted Subordinated Debt Securities the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium, if any, on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Subordinated Debt Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification, without the consent of the holders of each Subordinated Debt Security affected. If Subordinated Debt Securities of a series are held by an FCN Capital Trust or a trustee of such trust, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable FCN Capital Trust shall have consented to such supplemental indenture; provided, that if the consent of the holders of each outstanding Subordinated Debt Security of a series is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable FCN Capital Trust shall have consented to such supplemental indenture. As a result of these pass through voting rights with respect to modifications to the Indenture, no modification thereto shall be effective until the holders of a majority in liquidation amount of the Trust Securities consent to such modification and no modification described in clauses (i) or
(ii) shall be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable FCN Capital Trust.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debt Trustee trust funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

GOVERNING LAW

  The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

  The Chase Manhattan Bank ("Chase"), which serves as the Debt Trustee, the Institutional Trustee and the Preferred Guarantee Trustee, has a principal corporate trust office at 450 West 33rd Street, New York, New York 10001. Chase also serves as property trustee under declarations of trust for two other statutory business trusts formed under the laws of the State of Delaware and sponsored by the Company. Chase serves as the debt trustee under an indenture dated as of November 15, 1996, with respect to junior subordinated debentures of the Company purchased by such trusts and is the guarantee trustee under each of two guarantee agreements dated as of December 3, 1996 and December 5, 1996, respectively, from the Company to the applicable trust guaranteeing certain payments to such trust. In addition, Chase serves as trustee for certain subordinated debt securities issued by the Company under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995. The Company and its affiliates have normal banking relationships with the Debt Trustee and its affiliates in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each FCN Capital Trust may issue only one series of Preferred Securities and such series shall have the terms described in the Prospectus Supplement relating thereto. The Declaration of each FCN Capital Trust authorizes the Regular Trustees of such FCN Capital Trust to issue on behalf of such FCN Capital Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including with respect to distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Debt Securities held by the FCN Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the FCN Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number and the initial public offering price of Preferred Securities issued by such FCN Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such FCN Capital Trust, the date or dates upon which such distributions shall be payable and the date or dates from which distributions shall accrue; (iv) whether distributions on Preferred Securities issued by such FCN Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such FCN Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such FCN Capital Trust to the holders of Preferred Securities of such FCN Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such FCN Capital Trust; (vi) the obligation, if any, of such FCN Capital Trust to purchase or redeem Preferred Securities issued by such FCN Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such FCN Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such FCN Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more FCN Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such FCN Capital Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) the right and/or obligation, if any, of FCN to redeem or purchase such Preferred Securities pursuant to any sinking fund or analogous provisions or at the option at the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Preferred Securities shall be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation; (x) the terms and conditions, if any, upon which the Preferred Securities may be converted into shares of the common stock of FCN, including the conversion price and the circumstances, if any, under which such conversion right shall expire; (xi) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (xii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such FCN Capital Trust not inconsistent with the Declaration of such FCN Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, each FCN Capital Trust will issue one series of Common Securities. The Declaration of each FCN Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such FCN Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by an FCN Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the FCN Capital Trustees of an FCN Capital Trust. All of the Common Securities of each FCN Capital Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

  If an Event of Default under the Declaration of an FCN Capital Trust occurs and is continuing, then the holders of Preferred Securities of such FCN Capital Trust will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such FCN Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such FCN Capital Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such FCN Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

  For information concerning the relationship between The Chase Manhattan Bank, the Institutional Trustee, and the Company, see "Description of the Subordinated Debt Securities--The Debt Trustee."

              DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by FCN for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable FCN Capital Trust.

GENERAL

  Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an FCN Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such FCN Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such FCN Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by an FCN Capital Trust, to the extent not paid by such FCN Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such FCN Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent such FCN Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such FCN Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such FCN Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment to the extent such FCN Capital Trust has funds available therefor and (b) the amount of assets of such FCN Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such FCN Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable FCN Capital Trust to pay such amounts to such holders.

  Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent such FCN Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by an FCN Capital Trust, such FCN Capital Trust will not pay distributions on the Preferred Securities issued by such FCN Capital Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities--Certain Covenants of the Company." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such FCN Capital Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

  The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the FCN Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable FCN Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable FCN Capital Trust then outstanding.

TERMINATION

  Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable FCN Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such FCN Capital Trust,
(b) upon distribution of the Subordinated Debt Securities held by such FCN Capital Trust to the holders of the Preferred Securities of such FCN Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such FCN Capital Trust upon liquidation of such FCN Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable FCN Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant FCN Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such FCN Capital Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

  Unless otherwise provided in the applicable Prospectus Supplement, the Preferred Securities Guarantees with respect to the Preferred Securities of any FCN Capital Trust will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to certain other liabilities of the Company, as described in the Prospectus Supplement and (ii) pari passu with any guarantee now or hereafter entered into by FCN in respect of any other FCN Capital Trust or any other similar financing vehicle sponsored by FCN. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable FCN Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto as described in the applicable Prospectus Supplement.

  The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

  The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  For information concerning the relationship between the Preferred Guarantee Trustee and the Company, see "Description of the Subordinated Debt Securities--The Debt Trustee."

GOVERNING LAW

  The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

         EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                    AND THE PREFERRED SECURITIES GUARANTEE

  As set forth in the Declaration, the sole purpose of each of the FCN Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of such FCN Capital Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

  As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;
(iii) FCN shall pay all, and the applicable FCN Capital Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable FCN Capital Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the FCN Trustees shall not take or cause or permit the applicable FCN Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable FCN Capital Trust.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by FCN as and to the extent set forth under "Description of the Preferred Securities Guarantees." If FCN does not make interest payments on the Subordinated Debt Securities purchased by the applicable FCN Capital Trust, it is expected that the applicable FCN Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable FCN Capital Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that FCN has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable FCN Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with FCN's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable FCN Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

  If FCN fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" and "--Voting Rights" in the accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against FCN to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of FCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, FCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by FCN to such holder of Preferred Securities in such Direct Action. FCN, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If FCN fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against FCN to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable FCN Capital Trust, the Guarantee Trustee, or any other person or entity.

  FCN and each of the FCN Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by FCN on a subordinated basis of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees--General."

                             PLAN OF DISTRIBUTION

  FCN may sell the Subordinated Debt Securities and any FCN Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers. Such underwriters, dealers or agents may be affiliates of FCN, and offers or sales of such securities may include secondary market transactions by affiliates of FCN.

  Offers to purchase Offered Securities may be solicited directly by FCN and/or any FCN Capital Trust, as the case may be, or by agents designated by FCN and/or any FCN Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by FCN to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale, FCN will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, FCN and/or any FCN Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

  Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by FCN and/or any FCN Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

  This Prospectus and the related Prospectus Supplement may be used by direct or indirect subsidiaries of FCN in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

  The offer and sale of the Offered Securities will comply with Rule 2810 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD"). In addition, no NASD member participating in offers and sales of securities will execute a transaction in the Offered Securities in a discretionary account without the prior specific written approval of the member's customer.

  Underwriters, agents or their controlling persons may engage in transactions and perform services for FCN and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the FCN Capital Trusts by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to FCN and the FCN Capital Trusts. The validity of the Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for FCN by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of FCN. Certain United States federal income taxation matters will be passed upon for FCN and the FCN Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to FCN and the FCN Capital Trusts. As of September 30, 1996, Sherman I. Goldberg was the record and beneficial owner of 189,122 shares of common stock of FCN and held options to purchase 221,083 shares of common stock of FCN.

                                    EXPERTS

  The consolidated financial statements of FCN included in the Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Securities and Exchange Commission Registration Fee................ $ 90,910
   Blue Sky Fees and Expenses.........................................   10,000
   Accounting Fees and Expenses.......................................   50,000
   Legal Fees and Expenses............................................  100,000
   Printing and Engraving.............................................  200,000
   Fees and Expenses of Trustees......................................   20,000
   Paying Agent Fees..................................................   10,000
   Rating Agency Fees.................................................   80,000
   Miscellaneous......................................................   14,090
                                                                       --------
     Total............................................................ $575,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  FCN is a Delaware corporation. Section 145 of the General Corporation Law of Delaware contain detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

  Article Eight of the Restated Certificate of Incorporation, as amended, of FCN provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by FCN for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of FCN, or of any corporation or organization which the person served in any capacity at the request of FCN, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of FCN and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to FCN unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

  The directors and officers of FCN are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

  The Declaration of Trust of each Trust limits the liability to the Trust and certain persons, and provides for the indemnification by the Trust or FCN, of Trustees, their officers, directors and employees and certain other persons.

ITEM 16. EXHIBITS.

  This Registration Statement includes the following Exhibits:

     EXHIBIT
      NUMBER  DESCRIPTION OF EXHIBITS
     -------- -----------------------
      1(a)    Form of Underwriting Agreement.
      4(a)(1) Certificate of Trust of First Chicago NBD Capital I.
      4(a)(2) Certificate of Trust of First Chicago NBD Capital II.
      4(a)(3) Certificate of Trust of First Chicago NBD Capital III.
      4(a)(4) Certificate of Trust of First Chicago NBD Capital IV.
      4(b)(1) Declaration of Trust of First Chicago NBD Capital I.
      4(b)(2) Declaration of Trust of First Chicago NBD Capital II.
      4(b)(3) Declaration of Trust of First Chicago NBD Capital III.
      4(b)(4) Declaration of Trust of First Chicago NBD Capital IV.
      4(c)    Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities.
      4(d)    Form of Indenture to be used in connection with the issuance of
              Subordinated Debt Securities.
      4(e)    Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities.
      4(f)    Form of Preferred Security (included in Exhibit 4(c)).
      4(g)    Form of Subordinated Debt Security (included in Exhibit 4(e)).
      4(h)    Form of Guarantee with respect to Preferred Securities.
      4(i)    Restated Certificate of Incorporation, as amended, of FCN
               [incorporated by reference to Exhibit 3(A) to the Form 10-K for the year ended December 31, 1995 of FCN,
               File No. 1-7127].
      4(j)    By-laws of Registrant, as amended and restated [incorporated by reference to Exhibit 4(j) of the Registration Statement on Form
               S-3 of FCN (File No. 333-08903)].
      5(a)    Opinion of Sherman I. Goldberg, General Counsel of FCN, as to the
               legality of the Subordinated Debt Securities and Guarantees to
               be issued by FCN (including Consent of Counsel).
      5(b)    Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware) as to
               the legality of the Preferred Securities to be issued by the
               Trusts (including the Consent of such Counsel).
      8       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain federal tax matters (including Consent of such Counsel).
     12       Computation of the Ratios of Earnings to Fixed Charges.(1)
     23(a)    Consent of Arthur Andersen LLP.
     23(b)    Consent of Sherman I. Goldberg, General Counsel of FCN (included in Exhibit 5(a)).
     23(c)    Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware)
               (included in Exhibit 5(b)).
     23(d)    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
               Exhibit 8).
     24       Power of Attorney.(1)
     25(a)    Statement of Eligibility of Debt Trustee under the Indenture.
     25(b)    Statement of Eligibility of Institutional Trustee under the
               Amended and Restated Declaration of Trust of First Chicago NBD
               Capital I.
     25(c)    Statement of Eligibility of Institutional Trustee under the
               Amended and Restated Declaration of Trust of First Chicago NBD
               Capital II.

     EXHIBIT
     NUMBER  DESCRIPTION OF EXHIBITS
     ------- -----------------------
     25(d)   Statement of Eligibility of Institutional Trustee under the
              Amended and Restated Declaration of Trust of First Chicago NBD
              Capital III.
     25(e)   Statement of Eligibility of Institutional Trustee under the
              Amended and Restated Declaration of Trust of First Chicago NBD
              Capital IV.
     25(f)   Statement of Eligibility of Preferred Guarantee Trustee under the
              Preferred Securities Guarantee of FCN for the benefit of the holders of Preferred Securities of First Chicago NBD Capital I.
     25(g)   Statement of Eligibility of Preferred Guarantee Trustee under the
              Preferred Securities Guarantee of FCN for the benefit of the holders of Preferred Securities of First Chicago NBD Capital II.
     25(h)   Statement of Eligibility of Preferred Guarantee Trustee under the
              Preferred Securities Guarantee of FCN for the benefit of the holders of Preferred Securities of First Chicago NBD Capital
              III.
     25(i)   Statement of Eligibility of Preferred Guarantee Trustee under the
              Preferred Securities Guarantee of FCN for the benefit of the holders of Preferred Securities of First Chicago NBD Capital IV.
     99      Form of Prospectus Supplement.

    --------

    (1) Previously filed.

ITEM 17. UNDERTAKINGS.

  Each of the undersigned Registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (other than as provided in Item 512 of Regulation S-K); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (other than as provided in Item 512 of Regulation S-K). Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (6) That purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (7) That the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, ON THE 16TH DAY OF JANUARY, 1997.

                                          First Chicago NBD Corporation

                                          By
                                                /s/ M. Eileen Kennedy
                                            -----------------------------------
                                                 M. Eileen Kennedy
                                                  Attorney-in-fact

                                          First Chicago NBD Capital I
                                          First Chicago NBD Capital II
                                          First Chicago NBD Capital III
                                          First Chicago NBD Capital IV

                                          By
                                                /s/ M. Eileen Kennedy
                                            -----------------------------------
                                                 M. Eileen Kennedy
                                                     Trustee

                                          By
                                                /s/ Robert A. Rosholt
                                            -----------------------------------
                                                 Robert A. Rosholt
                                                     Trustee

  PURSUANT TO THE REQUIREMENT OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH FIRST CHICAGO NBD CORPORATION AND ON THE DATE INDICATED.

              SIGNATURE                        TITLE                 DATE

        Terence E. Adderley*                 Director
-------------------------------------                            January 16,
        (TERENCE E. ADDERLEY)                                     1997

           James K. Baker*                   Director
-------------------------------------                            January 16,
          (JAMES K. BAKER)                                        1997

           John H. Bryan*                    Director
-------------------------------------                            January 16,
           (JOHN H. BRYAN)                                        1997

        Siegfried Buschmann*                 Director
-------------------------------------                            January 16,
        (SIEGFRIED BUSCHMANN)                                     1997

           James S. Crown*                   Director
-------------------------------------                            January 16,
          (JAMES S. CROWN)                                        1997

              SIGNATURE                         TITLE                DATE

        Maureen A. Fay, O.P.*                 Director
-------------------------------------                            January 16,
       (MAUREEN A. FAY, O.P.)                                     1997

       Charles T. Fisher III*                 Director
-------------------------------------                            January 16,
       (CHARLES T. FISHER III)                                    1997

          Donald V. Fites*                    Director
-------------------------------------                            January 16,
          (DONALD V. FITES)                                       1997

          Verne G. Istock*                Director and
-------------------------------------      Principal Executive   January 16,
          (VERNE G. ISTOCK)                Officer                1997

         Thomas H. Jeffs II*                  Director
-------------------------------------                            January 16,
        (THOMAS H. JEFFS II)                                      1997

        Richard A. Manoogian*                 Director
-------------------------------------                            January 16,
       (RICHARD A. MANOOGIAN)                                     1997

        Scott P. Marks, Jr.*                  Director
-------------------------------------                            January 16,
        (SCOTT P. MARKS, JR.)                                     1997

     William T. McCormick, Jr.*               Director
-------------------------------------                            January 16,
     (WILLIAM T. MCCORMICK, JR.)                                  1997

            Earl L. Neal*                     Director
-------------------------------------                            January 16,
           (EARL L. NEAL)                                         1997

         James J. O'Connor*                   Director
-------------------------------------                            January 16,
         (JAMES J. O'CONNOR)                                      1997

              SIGNATURE                        TITLE                 DATE


       Thomas E. Reilly, Jr.*                Director
-------------------------------------                            January 16,
       (THOMAS E. REILLY, JR.)                                    1997

          Patrick G. Ryan*                   Director
-------------------------------------                            January 16,
          (PATRICK G. RYAN)                                       1997

           Adele Simmons*                    Director
-------------------------------------                            January 16,
           (ADELE SIMMONS)                                        1997

         Richard L. Thomas*                  Director
-------------------------------------                            January 16,
         (RICHARD L. THOMAS)                                      1997

          David J. Vitale*                   Director
-------------------------------------                            January 16,
          (DAVID J. VITALE)                                       1997

         Robert A. Rosholt*             Principal Financial
-------------------------------------    Officer                 January 16,
         (ROBERT A. ROSHOLT)                                      1997

         William J. Roberts*            Principal Accounting
-------------------------------------    Officer                 January 16,
        (WILLIAM J. ROBERTS)                                      1997

--------

* The undersigned, by signing her name hereto, does hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above-indicated directors and officers of First Chicago NBD Corporation pursuant to a power of attorney signed by such directors and officers.

                                          By:
                                                 /s/ M. Eileen Kennedy
                                             ----------------------------------
                                            M. EILEEN KENNEDY ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

     EXHIBIT                                                               PAGE
      NUMBER  DESCRIPTION OF EXHIBITS                                      NO.
     -------- -----------------------                                      ----
      1(a)    Form of Underwriting Agreement.
      4(a)(1) Certificate of Trust of First Chicago NBD Capital I.
      4(a)(2) Certificate of Trust of First Chicago NBD Capital II.
      4(a)(3) Certificate of Trust of First Chicago NBD Capital III.
      4(a)(4) Certificate of Trust of First Chicago NBD Capital IV.
      4(b)(1) Declaration of Trust of First Chicago NBD Capital I.
      4(b)(2) Declaration of Trust of First Chicago NBD Capital II.
      4(b)(3) Declaration of Trust of First Chicago NBD Capital III.
      4(b)(4) Declaration of Trust of First Chicago NBD Capital IV.
      4(c)    Form of Amended and Restated Declaration of Trust to be
               used in connection with the issuance of the Preferred
               Securities.
      4(d)    Form of Indenture to be used in connection with the
              issuance of Subordinated Debt Securities.
      4(e)    Form of Supplemental Indenture to be used in connection
               with the issuance of Subordinated Debt Securities.
      4(f)    Form of Preferred Security (included in Exhibit 4(c)).
      4(g)    Form of Subordinated Debt Security (included in Exhibit
               4(e)).
      4(h)    Form of Guarantee with respect to Preferred Securities.
      4(i)    Restated Certificate of Incorporation, as amended, of FCN
               [incorporated by reference to Exhibit 3(A) to the Form
               10-K for the year ended December 31, 1995 of FCN, File
               No. 1-7127].
      4(j)    By-laws of Registrant, as amended and restated
               [incorporated by reference to Exhibit 4(j) of the
               Registration Statement on Form S-3 of FCN
               (File No. 333-08903)].
      5(a)    Opinion of Sherman I. Goldberg, General Counsel of FCN, as
               to the legality of the Subordinated Debt Securities and
               Guarantees to be issued by FCN (including Consent of
               Counsel).
      5(b)    Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware)
               as to the legality of the Preferred Securities to be
               issued by the Trusts (including the Consent of such
               Counsel).
      8       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               certain federal tax matters (including Consent of such
               Counsel).
     12       Computation of the Ratios of Earnings to Fixed Charges.(1)
     23(a)    Consent of Arthur Andersen LLP.
     23(b)    Consent of Sherman I. Goldberg, General Counsel of FCN
               (included in Exhibit 5(a)).
     23(c)    Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware)
               (included in Exhibit 5(b)).
     23(d)    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 8).
     24       Power of Attorney.(1)
     25(a)    Statement of Eligibility of Debt Trustee under the
               Indenture.
     25(b)    Statement of Eligibility of Institutional Trustee under
               the Amended and Restated Declaration of Trust of First
               Chicago NBD Capital I.
     25(c)    Statement of Eligibility of Institutional Trustee under
               the Amended and Restated Declaration of Trust of First
               Chicago NBD Capital II.

     EXHIBIT                                                               PAGE
     NUMBER  DESCRIPTION OF EXHIBITS                                       NO.
     ------- -----------------------                                       ----
     25(d)   Statement of Eligibility of Institutional Trustee under the
              Amended and Restated Declaration of Trust of First Chicago
              NBD Capital III.
     25(e)   Statement of Eligibility of Institutional Trustee under the
              Amended and Restated Declaration of Trust of First Chicago
              NBD Capital IV.
     25(f)   Statement of Eligibility of Preferred Guarantee Trustee
              under the Preferred Securities Guarantee of FCN for the
              benefit of the holders of Preferred Securities of First
              Chicago NBD Capital I.
     25(g)   Statement of Eligibility of Preferred Guarantee Trustee
              under the Preferred Securities Guarantee of FCN for the
              benefit of the holders of Preferred Securities of First
              Chicago NBD Capital II.
     25(h)   Statement of Eligibility of Preferred Guarantee Trustee
              under the Preferred Securities Guarantee of FCN for the
              benefit of the holders of Preferred Securities of First
              Chicago NBD Capital III.
     25(i)   Statement of Eligibility of Preferred Guarantee Trustee
              under the Preferred Securities Guarantee of FCN for the
              benefit of the holders of Preferred Securities of First
              Chicago NBD Capital IV.
     99      Form of Prospectus Supplement.

    --------

    (1) Previously filed.